Exhibit 15

ACKNOWLEDGMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

November 1, 2012

Shareholders and Board of Directors

KeyCorp

We are aware of the incorporation by reference in the following KeyCorp (“Key”) Registration Statements (including all amendments thereto) of our review report, dated November 1, 2012, relating to the unaudited consolidated interim financial statements of Key, included in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2012:

Form S-3 No. 333-55959

Form S-3 No. 333-59175

Form S-3 No. 333-64601

Form S-3 No. 333-76619

Form S-3 No. 333-121553            (Amendment No. 1)

Form S-3 No. 333-151608

Form S-3 No. 333-174865

Form S-4 No. 333-146456

Form S-8 No. 333-49609

Form S-8 No. 333-49633

Form S-8 No. 333-70669

Form S-8 No. 333-70703

Form S-8 No. 333-70775

Form S-8 No. 333-72189

Form S-8 No. 333-92881

Form S-8 No. 333-45320

Form S-8 No. 333-45322

Form S-8 No. 333-99493

Form S-8 No. 333-107074

Form S-8 No. 333-107075

Form S-8 No. 333-107076

Form S-8 No. 333-109273

Form S-8 No. 333-112225

Form S-8 No. 333-116120

Form S-8 No. 333-167093

/s/ Ernst & Young Cleveland, Ohio